                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               ZMAX CORPORATION
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[ZMAX CORPORATION LOGO]

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                                                                  April 22, 1999

Dear Stockholder:

     We are pleased to invite you to attend our Annual Meeting of Stockholders. This year it will be held on Friday, May 21, 1999, at 10:00 a.m., local time, at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874. The primary business of the meeting will be to elect directors, approve the proposed amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder and ratify the selection of independent accountants.

     A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, we think it advisable for you to be represented by proxy. Therefore, if you cannot attend the meeting, we urge you to sign the enclosed proxy card and mail it promptly in the return-addressed, postage-prepaid envelope provided for your convenience.

                                          Sincerely,
                                          /s/ Michael C. Higgins
                                          Michael C. Higgins
                                          President and Chief Executive Officer

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

     Notice is hereby given that the Annual Meeting of Stockholders of ZMAX Corporation, a Delaware corporation ("ZMAX" or the "Company"), will be held at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874 on Friday, May 21, 1999, at 10:00 a.m., local time, for the following purposes:

          1. To elect two persons as Class II directors of the Company to serve for a three-year period until the Annual Meeting of Stockholders in the year 2002;

          2. To approve a proposed amendment to the Company's 1997 Stock Incentive Plan to increase by 1,300,000 shares the number of shares of the Company's Common Stock authorized for possible issuance under such plan;

          3. To ratify the selection of Arthur Anderson LLP as the independent accountants for the Company for the current fiscal year; and

          4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on April 15, 1999 are entitled to notice of, and to vote at, the Annual Meeting.

                                          By order of the Board of Directors,
                                          /s/ G.W. Norman Wareham
                                          G. W. Norman Wareham
                                          Secretary

April 22, 1999

                             YOUR VOTE IS IMPORTANT

     Please date, sign and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes.

     Mail the proxy to us in the enclosed envelope, which requires no postage if mailed in the United States.

     The giving of the proxy does not affect your right to vote in person should you attend the meeting.

                                ZMAX CORPORATION
                            20251 Century Boulevard
                           Germantown, Maryland 20874

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ZMAX Corporation, a Delaware corporation ("ZMAX" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Company's offices at 20251 Century Boulevard, Germantown, Maryland 20874 at 10:00 a.m., local time, on Friday, May 21, 1999, and any and all adjournments thereof.

     Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of the Company.

     This Proxy Statement and the accompanying proxy are being mailed or given to stockholders of the Company on or about April 22, 1999.

                               VOTING SECURITIES

     As of April 15, 1999, a total of 13,117,214 shares of common stock of the Company, par value $.001 per share ("Common Stock"), which is the only class of voting securities of the Company, were issued and outstanding. All holders of record of the Common Stock as of the close of business on April 15, 1999, are entitled to one vote for each share held at the Annual Meeting, or any adjournment thereof, upon the matters listed in the Notice of Annual Meeting. Cumulative voting is not permitted.

     Shares of Common Stock represented by proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the two nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the approval of the proposed amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares of Common Stock issuable thereunder; (3) FOR the ratification of the selection of Arthur Anderson LLP as the independent accountants for the Company for the current fiscal year; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the Proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers, regular employees or other agents of the Company in person or by telephone.

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Company's Board of Directors is classified into the following three classes of directors, with approximately one-third of the directors serving in each such class of directors and with one class of directors being elected at each annual meeting of stockholders of the Company to serve for a term of three years or until their successors are elected and take office as provided below:

CLASS II -- TERM EXPIRES AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     Steve L. Komar
     James T. McCubbin

CLASS III -- TERM EXPIRES AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

     Francis T. Schultz

CLASS I -- TERM EXPIRES AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS

     Michael C. Higgins
     Melvin A. ("Mac") McCubbin
     G.W. Norman Wareham

     The Bylaws of the Company provide that the Board of Directors will determine the number of directors to serve on the Board. The Company's Board of Directors increased its size from six to seven members as a result of the nomination and election of Melvin A. ("Mac") McCubbin to the Board at the 1998 Annual Meeting of Stockholders of the Company held in May 1998. Six of the seven members of the Company's Board of Directors are identified above. The Board is currently seeking an additional candidate to replace a vacancy of a Class III directorship on the Board created by the retirement of Edward Yourdan in November 1998. James T. McCubbin, the Vice President, Treasurer and Assistant Secretary of the Company, was appointed in November 1998 by the Board of Directors to fill the vacancy of a Class II directorship on the Board which was created by the retirement of Michel Berty in November 1998. Francis T. Schultz, the President of Eclipse Information Systems, Inc. ("Eclipse"), a wholly-owned subsidiary of the Company, was appointed in February 1999 by the Board of Directors to fill the vacancy of a Class III directorship on the Board which was created by the retirement of Ted Fine in November 1998.

     Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the two persons named below, each of whom currently is a director of the Company. The Company does not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees:

                            POSITION WITH                BECAME
        NAME                 THE COMPANY          AGE   DIRECTOR
        ----                -------------         ---   --------
Steve L. Komar......  Director                    58      1996(1)
James T. McCubbin...  Vice President, Treasurer,  35      1998
                        Assistant Secretary and
                        Director

---------------
(1) Includes service as a director of ZMAX Corporation, a Nevada corporation ("Old ZMAX"), prior to its merger with and into the Company in December 1997.

     Steve L. Komar has served as a Director of the Company since its merger with Old ZMAX in December 1997. Prior to that time, Mr. Komar served as a Director of Old ZMAX from November 1996 to December 1997. Mr. Komar is a Group Executive Vice President of Fiserv, Inc., a company listed on NASDAQ which provides advanced data processing services and related products to the financial industry. Mr. Komar was formerly Executive Vice President and Chief Financial Officer of Citicorp Information

Resources, Inc. ("CIR"), a wholly owned subsidiary of Citicorp which provided software and transaction processing services to financial institutions, that was acquired by Fiserv in 1991. Mr. Komar was with CIR from 1985 through its acquisition in 1991 by Fiserv. Prior to that time, Mr. Komar was Chief Financial Officer of Diners Club International, a Citicorp subsidiary. From 1970 through 1980, Mr. Komar was associated with Gulf & Western Industries in several positions, including being Director of International Special Projects, and President of Gulf & Western International Holding Company. Mr. Komar is a graduate of the City University of New York with a Bachelor of Science degree in Accounting and holds a Masters degree in Finance from Pace University.

     James T. McCubbin has served as a Director of the Company since November 1998 when he was appointed by the Board of Directors of the Company to serve the remaining portion of the term of office of Michel Berty, who retired from the Board at that time. Mr. McCubbin has served as the Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since August 1998. Prior to that time, Mr. McCubbin served as the Vice President, Controller, Assistant Treasurer and Assistant Secretary of the Company since its merger with Old ZMAX in December 1997. From 1991 to November 1997, he served as a management and financial consultant with Marmac Associates. Mr. McCubbin is a graduate of the University of Maryland with a Bachelor of Science degree in Finance and holds a Masters degree in International Management from the University of Maryland.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

     Although there are no family relationships between any of the nominees, Melvin A. McCubbin, the Chairman of the Board of Directors, is the father of James T. McCubbin, a Vice President, Treasurer and Assistant Secretary of the Company.

     The Board of Directors has an Audit and Finance Committee, which conducted four meetings during 1998 and presently consists of G.W. Norman Wareham, Steve
L. Komar, Melvin A. McCubbin and James T. McCubbin. The Audit and Finance Committee is responsible for meeting with the Company's independent accountants to review the proposed scope of the annual audit of the Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to the Board of Directors with respect thereto. The Board of Directors also has a Compensation Committee, which conducted four meetings during 1998, presently consists of G.W. Norman Wareham and Steve L. Komar, and is responsible for advising the Board on matters relating to the compensation of officers and key employees and certain of the Company's employee benefit plans. The Board of Directors met eight times during 1998. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and committee(s) on which he served while he was a director and committee member during 1998.

                        COMPENSATION AND RELATED MATTERS

     The following Summary Compensation Table sets forth the annual salary (column c) and bonus (column d) paid and options granted (column g) during each of the past three years to the Company's Chief Executive Officer and the other executive officers of the Company whose annual salary and bonus in 1998 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM COMPENSATION
                                                                              ---------------------------------------
                            ANNUAL COMPENSATION                                         AWARDS                PAYOUTS
---------------------------------------------------------------------------   --------------------------      -------
              (a)                 (b)      (c)       (d)          (e)               (f)            (g)          (h)
                                                             OTHER ANNUAL     RESTRICTED STOCK                 LTIP
                                          SALARY    BONUS   COMPENSATION(1)       AWARD(S)       OPTIONS      PAYOUTS
  NAME AND PRINCIPAL POSITION     YEAR     ($)       ($)          ($)                $           (#)(2)         ($)
  ---------------------------     ----   --------   -----   ---------------   ----------------   -------      -------
Michael C. Higgins..............  1998   $177,885   $-0-        $   -0-             -0-              -0-        -0-
    President &                   1997   $147,115   $-0-            -0-             -0-          337,500(4)     -0-
    Chief Executive
      Officer(3)................  1996   $ 62,000   $-0-            -0-             -0-              -0-        -0-
Joseph Yeh......................  1998   $136,875   $-0-        $   -0-             -0-              -0-        -0-
    Senior Vice President --      1997   $ 86,770   $-0-         38,230             -0-          225,000(6)     -0-
    Technology of CSI(5)          1996   $    -0-   $-0-         40,000             -0-              -0-        -0-

---------------
 (1) Does not report the approximate cost to the Company of an automobile allowance furnished to Mr. Higgins, which amount does not exceed the lesser of either $50,000 or 10% of the total of his annual salary and bonuses for 1998.

 (2) Reports the number of shares underlying options granted during each of the respective years.

 (3) Mr. Higgins was employed as President of Century Services, Inc. ("CSI") throughout 1996, and also became President of Old ZMAX in December 1996. Mr. Higgins further became the President and Chief Executive Officer of the Company in December 1997 upon its merger with Old ZMAX.

 (4) The above-reported option for 1997 reflects the amendment on March 13, 1998, of the stock option previously granted on April 17, 1997, to Mr. Higgins to purchase 450,000 shares of Common Stock at an exercise price of $14.31 per share, which amendment decreased the number of shares underlying such option by 25% from 450,000 shares to 337,500 shares and reduced the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date.

 (5) Mr. Yeh served as a consultant to the Company from September 1996 through March 1997, at which time he became an employee of CSI.

 (6) The above-reported option for 1997 reflects the amendment on March 13, 1998, of the stock option previously granted on April 17, 1997, to Mr. Yeh to purchase 300,000 shares of Common Stock at an exercise price of $14.31 per share, which amendment decreased the number of shares underlying such option by 25% from 300,000 shares to 225,000 shares and reduced the exercise price of such option to $5.75 per share, being the fair market value of the Common Stock on that date. This amendment to Mr. Yeh's option further provided that the portion of such option which was previously exercisable as to 100,000 shares would no longer be exercisable until from and after January 1, 1999.

     No Option Grants Table is set forth herein because no options were granted to the above-named executive officers in 1998. The following Option Exercises and Year-End Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 1998. No options were exercised by such persons during 1998.

       AGGREGATE OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

          (a)                    (b)                  (c)                      (d)                          (e)
                                                                      NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                        OPTIONS AT FY-END           IN-THE-MONEY OPTIONS
                              NUMBER OF                                      (#)(1)                    AT FY-END ($)
                          SHARES ACQUIRED ON                        -------------------------   ----------------------------
          NAME                 EXERCISE        VALUE REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(2)
          ----            ------------------   ------------------   -------------------------   ----------------------------
Michael C. Higgins......         -0-                  -0-                      0/337,500(3)                $0 /$0
Joseph Yeh..............         -0-                  -0-                100,000/125,000(4)                $0 /$0

---------------
(1) The reported options were granted by the Company to the named executive officer.

(2) Market value of underlying shares at December 31, 1998, minus the exercise price.

(3) The above-reported option entitles Mr. Higgins to purchase from the Company 337,500 shares at a price of $5.75 per share through April 17, 2007 under an option granted on April 17, 1997. The option exercisable in the event Mr. Higgins achieves certain performance criteria set by the committee which administers the Company's 1997 Stock Incentive Plan.

(4) The above-reported option entitles Mr. Yeh to purchase from the Company 225,000 shares at a price of $5.75 per share through April 17, 2007 under an option granted on April 17, 1997. The option became exercisable as to 100,000 shares on January 1, 1999. The remaining 125,000 shares underlying this option will become exercisable in the event Mr. Yeh achieves certain performance criteria set by the committee which administers the Company's 1997 Stock Incentive Plan.

     No Long-Term Incentive Plan Awards Table is set forth herein because no long-term incentive plan awards were made to the above-named executive officers during 1998.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

     As part of the CSI transaction with the Company, on November 6, 1996, CSI entered into an employment agreement with Michael C. Higgins to serve as President of CSI. The agreement was amended effective January 1, 1997 to set forth the compensation determined by the Company's Compensation Committee. The agreement, as amended, provides that Mr. Higgins' base salary was to be $175,000 for 1998 and $200,000 for 1999. The agreement provides for a bonus of up to 100% of base salary upon the achievement of performance criteria including gross revenue and earnings targets, which criteria will be adjusted each year by the Compensation Committee. If the performance goals are not met or if Mr. Higgins is no longer employed by the Company (unless for cause), the bonus may be paid at the discretion of the Compensation Committee. The bonus is payable 25% in cash and 75% in Common Stock based on the fair market value of the Common Stock at the end of the fiscal year. The agreement is for a three-year term ending on November 6, 1999, and is terminable by the executive upon 60 days notice to the Company and by the Company on notice to the executive. The agreement contains non-competition, non-solicitation and non-disclosure provisions restricting the executive from employment with any competing business, soliciting or diverting Company employees and customers to a competing business or disclosing the Company's proprietary information to third parties during the term of the agreement and for up to two years thereafter. Under certain circumstances, the agreement requires the Company to make severance payments to the executive for the remaining term of the agreement.

     On June 18, 1997, CSI entered into an employment agreement with Joseph Yeh as CSI's Senior Vice President -- Technology. This agreement replaced Mr. Yeh's prior consulting agreement with the Company. The employment agreement is for a three year term ending January 1, 2000, and is terminable by the Company only for cause (as defined). The agreement provided that Mr. Yeh's base salary was to be $140,500 for 1998 with an increase of 10% in each subsequent year. The agreement provides for a bonus of up to 100% of base salary upon the achievement of performance criteria including gross revenue and earnings targets, which criteria will be adjusted each year by the Compensation Committee. If the performance goals are not met or if Mr. Yeh is no longer employed by the Company (unless for cause), the bonus may be paid at the discretion of the Compensation Committee. The bonus is payable 50% in cash and 50% in Company Common Stock based on the fair market value of the Common Stock at the end of the fiscal year. The agreement contains non-competition, non-solicitation and non-disclosure provisions restricting the executive from employment with any competing business, soliciting or diverting Company employees and customers to a competing business or disclosing the Company's proprietary information to third parties during the term of the agreement and for up to two years thereafter. Under certain limited circumstances, the agreement requires the Company to make severance payments to the executive for a nine month period. If the agreement is terminated by the Company without cause (as defined) the Company must continue to pay the executive's base salary for the remainder of the term of the agreement.

     Jack Effrain entered into an employment agreement with CSI as Senior Vice President -- Sales and Marketing on August 14, 1997. The agreement is at-will and may be terminated at any time by CSI, with or without cause (as defined in the agreement). Termination without cause requires CSI to pay three months base salary, any vested stock options and all bonus amounts due and owing as severance. The agreement provides that Mr. Effrain's base salary is $110,000 per year, and he is entitled to a year-end bonus of up to 100% of base salary. Mr. Effrain's employment agreement requires that he sign an agreement preventing him from competing with the Company in the Year 2000 business or from soliciting its customers, and requires that he assign to the Company all patents and inventions created while an employee.

     Michael S. Cannon resigned from the Company in April 1997. Pursuant to the terms of his employment agreement with CSI and his separation agreement with CSI, he is collecting severance from the Company in the amount of $100,000 per year through November 1999. Mr. Cannon has agreed to provide consulting services for sales and marketing events as requested by the Company at no additional fee to the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists entirely of non-employee directors and determines the compensation paid to the Chief Executive Officer and the other executive officers and consultants of the Company. The Compensation Committee believes that for the Company to be successful long-term and for it to increase stockholder value it must be able to hire, retain, adequately compensate and financially motivate talented and ambitious executives. The Compensation Committee attempts to reward executives for both individual achievement and overall Company success.

     Executive compensation is made up of three components:

     Base Salary. An executive's base salary is initially determined by considering the executive's level of responsibility, prior experience and compensation history. Published salaries of executives in similar positions at other companies of comparable size (sales and/or number of employees) are also considered in establishing base salary.

     Stock Options. In 1997, the Company adopted the 1997 Stock Incentive Plan to provide stock option awards to certain executives of the Company and CSI. The Compensation Committee believes that the granting of stock options is directly linked to increased executive commitment and motivation and to the long-term success of the Company. The Compensation Committee awards stock options to certain executives of the Company and CSI. The Compensation Committee uses both subjective appraisals of the executive's performance and the Company's performance and financial success during the previous year to determine option grants.

     Bonus. The Company has also implemented an executive bonus program for certain of its executives. Such bonuses are based, in part, on the Company's financial performance during the previous fiscal year including achievement of gross revenue and net income targets. In addition, objective individual measures of performance compared to the individual's business unit profit performance may be considered. A subjective rating of the executive's personal performance may also be considered. Bonuses may be paid in cash or Company Common Stock or a combination of cash and Company Common Stock. Bonuses are typically linked to a percentage of base salary.

     The Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, a compensation package for the Company's Chief Executive Officer, Mr. Higgins, that included a base salary of approximately $178,000 in 1998, a base salary of $200,000 for 1999, and annual increases plus a bonus of up to 100% of the base salary, and for its Senior Vice
President -- Technology, Mr. Yeh, that
included a base salary of approximately $137,000 in 1998, a base salary of approximately $151,000 for 1999, and annual increases and a bonus of up to 100% of the base salary. Receipt of the bonus is subject to the Company's achievement of certain performance criteria, including gross revenue and net income targets. If the bonus targets are achieved, the bonus for Mr. Higgins would be paid 25% in cash and 75% in Company Common Stock and the bonus for Mr. Yeh would be paid 50% in cash and 50% in Company Common Stock. In each case, the number of shares of bonus stock will be equal to the dollar amount of the bonus payable in stock divided by the fair market value (as defined) of the Company Common Stock at the end of the fiscal year. If the performance criteria are not achieved or the executive is no longer employed by the Company (other than for cause termination), a bonus may be awarded in the discretion of the Compensation Committee. As of August 1997, the Compensation Committee approved a compensation package for Mr. Effrain, CSI's Senior Vice President-Sales and Marketing. This package includes a base salary of $110,000 in 1998, a base salary of $135,000 for 1999, and bonus of up to 100% of base salary, subject to the achievement of certain performance criteria.

     In determining the 1998 compensation packages for these executive officers, the Compensation Committee considered that Mr. Higgins was a founder of the Company, the experience and compensation history of each individual and compensation packages awarded to similar executives of other similarly situated start-up companies, to the extent such information could be learned. The Compensation Committee also relied on competitive industry statistics and other industry comparison data. The Compensation Committee ensured that the incentive bonus compensation is only paid if the performance targets are met and the Company is in a sound financial position.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000 per year unless certain requirements are met. The Company does not anticipate that any employee will exceed such $1,000,000 cap in the near future but will consider whether any necessary adjustments are appropriate if it becomes likely that any executive officer's compensation may exceed the $1,000,000 limit.

     On February 4, 1998, the Board of Directors amended the Company's 1997 Stock Incentive Plan to allow for the amendment of outstanding options granted under that Plan to provide for option exercise prices lower or higher than the original option exercise price and/or the cancellation of existing options and in substitution therefor new options covering the same or different number of shares at option exercise prices which may be lower or higher than the option exercise prices of the canceled options. In approving such amendment to the Plan, the Board considered the competitive environment for obtaining and retaining employees and the overall benefit to the Company's stockholders of a highly motivated workforce, as well as the importance to the Company of its employees and the importance to the employees of stock options. On March 13, 1998, the committee of directors which administers this Plan, being Messrs. Komar and Wareham, entered into amendments with four optionees under this Plan whereby the number of shares underlying the amended options was decreased to 75% of the number of shares underlying the prior options and the exercise price for each such option was reduced from $14.31 per share to $5.75 per share, being the fair market value of the Company's Common Stock on that date. The committee authorized such amendments of these options because the decline in the price of the Company's Common Stock made it appear unlikely that outstanding options granted under this Plan would be significantly in-the-money prior to their expiration, and, accordingly, the value of the outstanding options as incentives to employee performance had been lost. Information relating to these four amended options is set forth below in the table entitled 10-Year Option/SAR Repricings.

                                   Compensation Committee

                                   Steve L. Komar
                                   G.W. Norman Wareham

     The foregoing Compensation Committee report shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934 (the "1934 Act"), nor shall such report be deemed to be incorporated by reference in any past or subsequent filing by the Company under the 1934 Act or the Securities Act of 1933, as amended (the "1933 Act").

     The following 10-Year Option/SAR Repricing Table sets forth, for each of the named executive officers, information regarding stock options which have been repriced within the last ten years.

                      10-YEAR OPTION/SAR REPRICINGS TABLE

                                                                         MARKET PRICE   EXERCISE
                                                  NUMBER OF SHARES       OF STOCK AT    PRICE AT      NEW
                                    DATE OF    UNDERLYING OPTIONS/SARS     TIME OF       TIME OF    EXERCISE
             NAME(1)               REPRICING     REPRICED OR AMENDED      REPRICING     REPRICING    PRICE
             -------               ---------   -----------------------   ------------   ---------   --------
Michael C. Higgins...............   3/11/98            337,500              $5.75        $14.31      $5.75
  President and Chief
  Executive Officer
Joseph Yeh(2)....................   3/11/98            225,000              $5.75        $14.31      $5.75
  Senior Vice President --
  Technology of CSI

---------------
(1) The above table does not include options repriced for Michel Berty, the Company's former Chairman of the Board of Directors, since he was not an executive officer of the Company, nor Jack Effrain, the Senior Vice President -- Sales and Marketing of CSI, a subsidiary of the Company. On March 13, 1998, the option previously granted to Mr. Berty and Mr. Effrain on April 17, 1997 under the Company's 1997 Stock Incentive Plan was amended in the same manner as provided above for the other named executive officers. In the case of Mr. Berty, the shares underlying his option were decreased by 25% from 450,000 shares to 337,500 shares and the exercise price of the option was reduced from 14.31 per share to $5.75 per share, being the fair market value of the Common Stock on that date. Upon Mr. Berty's retirement from the Company's Board of Directors in November 1998, these options were cancelled. In the case of Mr. Effrain, the shares underlying his option were decreased by 25% from 100,000 shares to 75,000 shares and the exercise price of the option was reduced from 14.31 per share to $5.75 per share, being the fair market value of the Common Stock on that date. Mr. Effrain further agreed that the previously exercisable portion of his option would not be exercisable until January 1, 1999.

(2) Mr. Yeh agreed that the previously exercisable portion of his option would not be exercisable until January 1, 1999.

STOCK OPTIONS

     1997 Stock Incentive Plan. In May 1997, the Board of Directors adopted, and in December 1997 the stockholders of the Company approved, the Company's 1997 Stock Incentive Plan (the "Incentive Plan"), which provides for the award of a variety of equity-based incentives, including stock awards, stock options, stock appreciation rights, phantom shares, performance unit appreciation rights and dividend equivalents (collectively, "Stock Incentives"). The Incentive Plan is administered by a committee, which is presently comprised of Steve L. Komar and G.W. Norman Wareham, and provides for the grant of Stock Incentives to officers, key employees and consultants of the Company to purchase up to an aggregate of 1,700,000 shares of Common Stock at not less than 100% of fair market value on the date granted. The vesting and exercisability of any Stock Incentives granted under the Incentive Plan is subject to the determination of and criteria set by the committee. As of April 15, 1999, options to purchase a total of 1,537,500 shares of Common Stock under the Incentive Plan, at prices ranging from $2.69 to $6.125 per share, were outstanding, of which options to purchase 222,000 shares were presently exercisable.

     1997 Directors Formula Stock Option Plan.   In May 1997, the Board of
Directors adopted, and in December 1997 the stockholders of the Company approved, the Company's 1997 Directors Formula Stock Option Plan (the "Director Plan"). Other than Mr. Komar and Mr. Wareham, directors of the Company who are not employed by the Company and who do not perform services for the Company are eligible to receive options under the Director Plan. The Director Plan is administered by a committee which presently consists of Michael C. Higgins and Melvin A. McCubbin. Options to purchase 12,000 shares of Common Stock are automatically granted to non-employee directors upon their first election or appointment to the Board of Directors, with such options vesting immediately as to 8,000 shares of Common Stock and vesting in an additional 2,000 shares after the completion of the first year of continued service to the Company and an additional 2,000 shares after the completion of the second year of continued service to the Company. Options become exercisable when vested and expire ten years after the date of grant, subject to such shorter period as may be provided in the agreement. A total of 120,000 shares of Common Stock are reserved for possible issuance upon the exercise of options under the Director Plan.

     On May 5, 1998, a stock option to purchase 12,000 shares of Common Stock was granted under the terms of the Director Plan to Melvin A. McCubbin. The exercise price of that options was $5.28 per share. The option vested immediately as to 8,000 shares of Common Stock and vests in an additional 2,000 shares after the completion of the first year of continued service to the Company and an additional 2,000 shares after the completion of the second year of continued service to the Company.

     On December 10, 1998, the Board of Directors amended the Director Plan to allow for grants of stock options to non-employee directors in amounts and with vesting schedules as may be determined by the committee which administers the Director Plan. On December 10, 1998, options for 10,000 shares of Common Stock were granted by the Board of Directors under the Director Plan to each of Messrs. Komar and Wareham in recognition of their exemplary service to the Company. These options vested immediately with respect to all the shares underlying the options and expire ten years after the date of grant.

     As of April 15, 1999, options to purchase a total of 104,000 shares of Common Stock had been granted under the Director Plan, at prices ranging from $3.97 to $14.06 per share, of which options to purchase 68,000 shares were vested and presently exercisable.

OTHER DIRECTOR OPTIONS

     On March 24, 1998, a non-qualified stock option to purchase 6,000 shares of Company Common Stock was granted to each of Ted Fine, Steve L. Komar, G.W. Norman Wareham and Ed Yourdan. The exercise price of each of these options was $7.66 per share, being the fair market value of the Common Stock on the date of grant, with 2,000 shares vesting immediately at that time and with the remaining 4,000 shares vesting at the rate of 2,000 shares for each year of service thereafter by each such director. As a result of the retirement from the Company's Board of Directors of each of Messrs. Fine and Yourdan in November 1998, they have until November 1999 to exercise these options to purchase 4,000 shares each at the exercise price of $7.66 per share.

     On November 2, 1998, Melvin A. McCubbin was granted an option under the Incentive Plan as a consultant to the Company to purchase 100,000 shares of Common Stock at an exercise price of $2.94 per share, being the market price of the Common Stock on the date of grant, with 25% of the shares underlying that option vesting immediately upon grant and the balance of the shares vesting and becoming exercisable one year from the date of grant.

DIRECTORS' FEES

     Directors who are not officers or employees of the Company receive an annual fee of $12,000.

OTHER INFORMATION

     On November 1, 1998, the Company terminated its consulting agreement with Michel Berty, a director of the Company, and MBY, Inc., a company wholly-owned by Michel Berty, for management consulting services. Under the terms of that consulting agreement, the Company is paying to Mr. Berty and MBY, Inc. a termination fee of $20,000 per month for the twelve-month period ending October 30, 1999.

     On May 30, 1997, the Company entered into a consulting agreement with Wareham Management Ltd., a company wholly-owned by G.W. Norman Wareham, for accounting and financial services. This agreement was for a term of one year, with successive automatic renewals for additional one-year periods. The monthly consulting fee payable to Wareham Management Ltd. during 1998 was $3,500 plus Canadian goods and services tax and reimbursement of out-of-pocket expenses. This consulting agreement was not renewed for 1999.

     On February 1, 1998, the Company entered into a consulting agreement with Melvin A. McCubbin for financial and managerial consulting services on a month-to-month basis for a consulting fee of $3,000 per month plus reimbursement of out-of-pocket expenses. His consulting fee was increased to $4,000 per month in November 1998 when Mr. McCubbin became the Chairman of the Company's Board of Directors. This consulting agreement may be terminated at any time upon 30 days notice.

     All of the Company's consulting agreements with its consultants are terminable by the Company on notice and contain non-competition, non-solicitation and non-disclosure provisions restricting the consultant from engaging in any similar services for any competing business, soliciting or diverting Company employees and clients to any competing business, or disclosing the Company's intellectual property to third parties during the term of the agreement and for two years thereafter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the number of shares of Common Stock beneficially owned as of April 15, 1999 by: (i) each person known by the Company to be the beneficial owner of 5% or more of such class of securities, (ii) each director and nominee for director of the Company and (iii) each executive officer of the Company whose 1998 compensation exceeded $100,000 and (iv)all directors, nominees and officers of the Company as a group.

                                                                 NUMBER OF        PERCENT OF
          DIRECTORS, EXECUTIVE OFFICERS, NOMINEES                SHARES OF        OUTSTANDING
                    AND 5% STOCKHOLDERS                       COMMON STOCK(1)   COMMON STOCK(1)
          ---------------------------------------             ---------------   ---------------
Michael C. Higgins (2)......................................     1,520,000           11.6%
Michael S. Cannon (3).......................................     1,300,000            9.9%
Steve L. Komar (4)..........................................        26,000            0.2%
G.W. Norman Wareham (5).....................................        26,000            0.2%
Melvin A. McCubbin (6)......................................        33,000            0.3%
James T. McCubbin (7).......................................        25,000            0.2%
Francis T. Schultz (8)......................................     1,008,150            7.7%
Joseph Yeh (9)..............................................       100,000            0.8%
All directors, nominees and executive officers as a group
  (7 persons) (10)..........................................     2,738,150           20.5%

---------------
  * Holding constitutes less than 0.1% of the outstanding shares of the class.

 (1) Assumes in the case of each stockholder listed in the above list that all presently exercisable warrants or options held by such stockholder were fully exercised by such stockholder, without the exercise of any warrants or options held by any other stockholders.

 (2) Does not include a stock option granted on March 13, 1998, to Mr. Higgins under the Incentive Plan to purchase 337,500 shares of Common Stock at 5.75 per share, which option is not presently exercisable. This option will become exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee which administers the Incentive Plan.

 (3) The address of Mr. Cannon is 142 Brightmoor Court, Henderson, Nevada 89014.

 (4) Includes (i) 12,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $14.06 per share until May 20, 2007, pursuant to a stock option granted to him on May 20, 1997 under the Director Plan, (ii) 4,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan, and (iii) 10,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $3.97 per share until December 10, 2008, pursuant to a stock option granted to him on December 10, 1998 under the Director Plan. Does not include (i) 2,000 shares of Common Stock that may be purchased by Mr. Komar from the Company at a price of $14.06 per share until May
     20, 2007, pursuant to the stock option grant to him on May 20, 1997, with such shares vesting on May 20, 1999, or (ii) 2,000 shares of Common Stock that may purchased by Mr. Komar from the Company at a price of $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with such shares vesting on March 24, 2000.

 (5) Includes (i) 12,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $14.06 per share until May 20, 2007, pursuant to a stock option granted to him on May 20, 1997 under the Director Plan, (ii) 4,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $7.66 per share until March 24, 2008, pursuant to a stock option granted to him on March 24, 1998 under the Director Plan, and (iii) 10,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $3.97 per share until December 10, 2008, pursuant to a stock option granted to him on December 10, 1998 under the Director Plan. Does not include (i) 2,000 shares of Common Stock that may be purchased by Mr. Wareham from the Company at a price of $14.06 per share until May 20, 2007, pursuant to the stock option grant to him on May 20, 1997, with such shares vesting on May 20, 1999, or (ii) 2,000 shares of Common Stock that may purchased by Mr. Wareham from the Company at a price of $7.66 per share until March 24, 2008, pursuant to the stock option granted to him on March 24, 1998, with such shares vesting on March 24, 2000.

 (6) Includes (i) 25,000 shares of Common Stock that may be purchased by Melvin
     A. McCubbin from the Company at a price of $2.94 per share until November 2, 2008, pursuant to a stock option granted to him on November 2, 1998 under the Incentive Plan and (ii) 8,000 shares of Common Stock that may be purchased by him from the Company at a price of $5.28 per share until May 5, 2008, pursuant to a stock option granted to him on May 5, 1998 under the Director Plan. Does not include (i) 75,000 shares of Common Stock that may be purchased by Melvin A. McCubbin from the Company at a price of $2.94 per share until November 2, 2008, pursuant to a stock option granted to him on November 2, 1998 under the Incentive Plan, with such shares becoming vested and exercisable on November 2, 1999, and (ii) 4,000 shares of Common Stock that may purchased by him from the Company at a price of $5.28 per share until May 5, 2008, pursuant to the stock option granted to him on May 5, 1998, with 2,000 of such shares vesting on May 5, 1999, and with 2,000 of such shares vesting on May 5, 2000.

 (7) Includes 25,000 shares of Common Stock that may be purchased by James T. McCubbin from the Company at a price of $6.00 per share until March 12, 2008, pursuant to a stock option granted to him on March 12, 1998 under the Incentive Plan. Does not include (i) 100,000 shares of Common Stock that may be purchased by James T. McCubbin from the Company at a price of $6.00 per share until March 12, 2008, pursuant to a stock option granted to him on March 12, 1998, with such shares becoming vested and exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee that administers the Incentive Plan, and (ii) 25,000 shares of Common Stock which may be purchased by James T. McCubbin from the Company at a price of $2.69 per share until October 1, 2008, pursuant to a stock option granted to him on October 1, 1998, with such shares becoming vested and exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee that administers the Incentive Plan.

 (8) Does not include 250,000 shares of Common Stock that may be purchased by Mr. Schultz from the Company at a price of $3.69 per share until December 14, 2008, pursuant to a stock option granted to him on December 14, 1998 under the Incentive Plan, with such shares becoming vested and exercisable on December 14, 2003, or such earlier date as Eclipse Information Systems, Inc., a wholly-owned subsidiary of the Company which was acquired from Mr. Schultz and others on December 14, 1998, achieves certain financial performance criteria.

 (9) Includes 100,000 shares of Common Stock that may be purchased by Mr. Yeh from the Company at a price of $5.75 per share until April 17, 2007, pursuant to a stock option granted to him on April 17, 1997. Does not include 125,000 shares of Common Stock that may be purchased by Mr. Yeh from the Company at a price of $5.75 per share until April 17, 2007, pursuant to a stock option granted to him on April 17, 1997, which shares will become vested and exercisable in an amount and to the extent that the Company achieves certain performance criteria as set annually by the committee that administers the Incentive Plan.

 (10) Includes the shares referred to as included in notes (2), (4), (5), (6),
      (7), (8) and (9) above. Does not include the shares referred to as not included in notes (2), (4), (5), (6), (7), (8) and (9) above.

                               STOCK PERFORMANCE CHART

     The following chart compares the cumulative total stockholder return for the Common Stock of the Company (and its predecessors) with the NASDAQ Stock market (U.S.) Index and the NASDAQ Computer & Data Processing Industry Index since December 31, 1992.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG ZMAX CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
               AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX**

                                   [GRAPH]

               MEASUREMENT PERIOD                           ZMAX             NASDAQ            NASDAQ
             (FISCAL YEAR COVERED)                       CORPORATION       (U.S.) INDEX       C&DP INDEX
1993                                                        100.00            100.00            100.00
1994                                                        100.00             98.00            121.00
1995                                                          6.00            138.00            185.00
1996                                                         41.00            170.00            228.00
1997                                                         17.00            209.00            280.00
1998                                                          9.00            293.00            502.00


Assumes $100 invested on December 31, 1993.

* Total return assumes reinvestment of dividends and based on market capitalization.

** Fiscal year ending December 31.

     The foregoing Stock Performance Chart shall not be deemed to be filed with the Securities and Exchange Commission for purposes of the Securities Exchange Act of 1934, nor shall such material be deemed to be incorporated by reference in any past or subsequent filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933.

        PROPOSAL TWO -- PROPOSED AMENDMENT TO 1997 STOCK INCENTIVE PLAN

     On February 12, 1999, the Board of Directors of the Company approved an amendment to Section 2.2 of the Company's 1997 Stock Incentive Plan (the "Plan") providing for an increase of 1,300,000 shares in the total number of shares of Common Stock authorized for issuance under the Plan from 1,700,000 shares to 3,000,000 shares. At April 15, 1999, there were only 162,500 shares available for the granting of additional options in the future. Approval of the amendment by the holders of a majority of the Company's outstanding shares of Common Stock present or represented at the Annual Meeting is required for the amendment to be duly adopted and become effective.

     The following description of the material provisions of the Plan is qualified by reference to the full provisions of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

     Administration. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company consisting of directors appointed by the Board. The members of the Committee are not eligible to receive options under the Plan. The Committee has the authority to determine the employees to whom options are granted and, subject to the provisions of the Plan, the terms of the options granted and whether such options are incentive stock options under Section 422A of the Code ("ISOs") or non-qualified stock options ("NQSOs"). (ISOs and NQSOs granted under the Plan are collectively referred to hereinafter as "Options.")

     Purpose. The purpose of the Plan is to attract, retain and motivate officers and key employees of the Company and its subsidiaries and to provide a means by which such persons may be given an opportunity to acquire a proprietary interest in the Company through the ownership of Common Stock.

     Eligible Employees. The Plan provides for the granting of ISOs only to executive officers and key employees of the Company and its subsidiaries that are selected by the Committee. Approximately 25 persons currently are eligible to participate under the Plan.

     Number of Authorized Shares. Subject to possible adjustment in the event of a recapitalization, stock split or similar transaction, a total of 1,700,000 shares of Common Stock currently are authorized for possible issuance under the Plan. The proposed amendment to the Plan calls for the authorization of an additional 1,300,000 shares of Common Stock over the amount previously authorized for issuance under the Plan. As of April 15, 1999, Options to purchase a total of 1,537,500 shares of Common Stock under the Plan, at prices ranging from $2.69 to $6.125 per share, were outstanding. Therefore, only 162,500 shares are available for the granting of additional options in the future. Shares of Common Stock subject to Options that lapse or are canceled in the future will become available for issuance pursuant to other Options to be granted under the Plan.

     Option Exercise and Payment. The aggregate fair market value of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Furthermore, no ISO may be granted under the Plan to any person who, as the time of the grant, owns capital stock of the Company possessing more than 10% of the total combined voting power of the Company, unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant of the shares of Common Stock subject to the ISO, and the term of the ISO does not exceed five years from the date of grant.

     The exercise price of ISOs as well as NQSOs under the Plan may not be less than the fair market value of the Common Stock on the date of the Option grant. In some cases, as discussed above, the exercise price of ISOs may not be less than 110% of the fair market value of the Common Stock on the date of grant. "Fair market value" is defined under the Plan generally to mean the high and low sales prices of the Common Stock on a particular date as reported by the NASDAQ SmallCap Market (or such other national securities exchange or interdealer quotation system on or in which the shares of Common Stock are listed or included in the future).

     The Plan currently requires that the exercise price of an ISO granted thereunder be paid for (i) in cash, (ii) in shares of Common Stock already owned by the optionee and valued at their fair market value on the date of exercise of the Option, (iii) by requesting the Company to withhold from the number of shares of Common Stock otherwise issuable upon exercise of the Option that number of shares of Common Stock having an aggregate fair market value on the date of exercise equal to the Option price for all the shares of Common Stock subject to such exercise or (iv) by a combination of (i), (ii) and/or (iii) above, in the manner provided in the Option agreement entered into in connection with each Option.

     No Option granted under the Plan may be exercised after the expiration of 10 years from the date it was granted. No Option granted under the Plan will become exercisable until at least six months following its date of grant.

     Subject to the above limitations, provisions relating to the time or times at which an Option may be exercisable will be included in the Option agreement entered into by the Company and an optionee upon the granting of an Option. Options granted under the Plan are non-transferable by the optionee otherwise than by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by him or her.

     Adjustments Upon Changes in Capitalization. In the event a change in the Company's capitalization results from a stock split or payment of a stock dividend or any other increase or decrease in the number of shares of Common Stock effected without the receipt of consideration, appropriate adjustments will be made in the exercise price of and number of shares subject to all outstanding Options. In the event of a proposed dissolution or liquidation of the Company, each Option will terminate unless otherwise provided by the Board of Directors. In the event of a proposed sale of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, outstanding Options will be assumed or equivalent options will be substituted unless the Board of Directors makes the Options fully exercisable prior to the merger. If the Board makes an Option terminate upon a merger or sale of assets, the Board will notify the optionee that the Option will be fully exercisable for a period of 30 days from the date of such notice and the Option will terminate upon the expiration of such period.

     Amendment and Termination of the Plan. The Plan provides that the Board of Directors may amend the Plan at any time or from time to time or may terminate it without the approval of shareholders; provided, however, that the approval of the holders of a majority of the outstanding shares of the Company entitled to vote is required for any amendment which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No such action by the Board of Directors or shareholders may unilaterally alter or impair any Option previously granted under the Plan without the consent of the optionee.

     Federal Income Tax Consequences. The grant or exercise of an ISO generally will not result in taxable income to the optionee. However, the amount by which the fair market value of the shares of Common Stock at the time of the exercise of an ISO exceeds the exercise price will be included in determining the optionee's alternative minimum tax under the Code. Generally, if shares acquired upon the exercise of an ISO are sold more than two years from the date of grant of the ISO and more than one year from the date of exercise, the amount, if any, by which the sale price of such shares exceeds the exercise price will qualify as a long-term capital gain and will be subject or ordinary income tax rates. If those holding periods are satisfied, no deduction will be available to the Company upon the sale of shares acquired through the exercise of an ISO. If the optionee disposes of the shares before expiration of those holding periods, the optionee will realize at the time of such disposition taxable ordinary income equal to the lesser of (i) the excess of the shares' fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, on the purchase and sale.

     The grant of a NQSO generally will not result in taxable income to the optionee. However, upon exercise of a NQSO, the excess of the fair market value of the shares of Common Stock on the exercise date over the exercise price generally will constitute ordinary taxable income to the optionee. In the event of a subsequent sale of shares acquired upon exercise of a NQSO, the amount, if any, by which the sale price of such shares after the date of exercise of the NQSO exceeds the exercise price of the NQSO will generally qualify as a capital gain. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the optionee, provided any federal income tax withholding requirements are satisfied.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENT AUTHORIZING THE ADDITIONAL SHARES FOR POSSIBLE ISSUANCE UNDER THE PLAN.

                   PROPOSAL THREE -- INDEPENDENT ACCOUNTANTS

     The Company's Board of Directors has appointed the accounting firm of Arthur Andersen LLP to serve as the Company's independent accountants for the current fiscal year ending December 31, 1999. The firm has served in that capacity for the Company's past three fiscal years. A resolution will be presented at the Annual Meeting to ratify the appointment by the Company's Board of Directors of Arthur Andersen LLP to serve as the Company's independent public accountants for the current fiscal year. A majority vote is required for ratification. A representative of Arthur Andersen LLP will be present at the Annual Meeting to answer any questions concerning the Company's financial statements and to make a statement if he desires to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF AUDITORS.

                           2000 STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 Annual Meeting, which presently is expected to be held in May 2000, must be received by the Secretary of the Company, 20251 Century Boulevard, Germantown, Maryland 20874, no later than December 4, 1999, in order for them to be considered for inclusion in the 2000 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year's Annual Meeting, but not desiring to have such proposal included in next year's Proxy Statement relating to that meeting, should submit such proposal to the Company by February 16, 2000 (i.e., at least 45 days prior to the expected date of the mailing of the Proxy Statement). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the Proxy Statement.
 .

                                 OTHER MATTERS

     Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

                                   By Order of the Board of Directors

                                   ZMAX CORPORATION
                                   /s/ G.W. Norman Wareham
                                   G. W. Norman Wareham
                                   Secretary

April 22, 1999

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

                                ZMAX CORPORATION
                           1997 STOCK INCENTIVE PLAN

                             SECTION 1 DEFINITIONS

     1.1 Definition. Whenever used herein, the masculine pronoun win be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

        (a) "Affiliate" means:

             (a) an entity that directly or through one or more intermediaries is controlled by the Company, and

             (b) any entity in which the Company has a significant equity interest, as determined by the Company.

          (b) "Board of Directors" means the board of directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Committee" means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both "outside directors" as defined in Treas. Reg. sec. 1. 162-27(e) as promulgated by the Internal Revenue Service and "non-employee directors" as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act.

          (e) "Company" means ZMAX Corporation, a Delaware corporation.

          (f) "Disability" has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

          (g) "Dividend Equivalent Rights" means certain rights to receive cash payments as described in Section 3.5.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (i) "Fair Market Value" with regard to a date means:

             (1) the average of the high and low prices at which Stock shall have been sold on that date or the last trading date prior to that date as reported by the Nasdaq Stock Market (or, if applicable, as reported by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal,

             (2) if Stock is not traded on a securities exchange, but is reported by the Nasdaq Stock Market and market information is published on a regular basis in The Wall Street Journal, the average of the published high and low sales prices for that date or the last business day prior to that date as published in The Wall Street Journal,

             (3) if such market information is not published on a regular basis, the average of the high bid and low asked prices of Stock in the over-the-counter market on that date or the last business day prior to that date, as reported by the Nasdaq Stock Market, or, if not so reported, by a generally accepted reporting service, or

             (4) if Stock is not publicly traded, as determined in good faith by the Committee with due consideration being given to (i) the most recent independent appraisal of the Company if such appraisal is not more than twelve months old and (ii) the valuation methodology used in any such appraisal provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value.

          (j) "Option" means a non-qualified stock option or an incentive stock option.

          (k) "Over 10% Own" means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

          (l) "Participant" means an individual who receives a Stock Incentive hereunder.

          (m) "Performance Unit Award" refers to a performance unit award as described in Section 3.6.

          (n) "Phantom Shares" refers to the rights described in Section 3.7.

          (o) "Plan" means the ZMAX Corporation 1997 Stock Incentive Plan.

          (p) "Stock" means the Company's common stock.

          (q) "Stock Appreciation Right" means a stock appreciation right described in Section 3.4.

          (r) "Stock Award" means a stock award described in Section 3.4.

          (s) "Stock Incentive Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

          (t) "Stock Incentive Program" means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

          (u) "Stock Incentives" means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Phantom Shares, Stock Appreciation Rights and Stock Awards.

          (v) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          (w) "Termination of Employment" means the termination of the employee/employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

                       SECTION 2 THE STOCK INCENTIVE PLAN

     2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to officers and key employees of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock. ownership by officers and key employees by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining key personnel and consultants.

     2.2  Stock Subject to the Plan.  Subject to adjustment in accordance with
Section 5.2, 1,700,000 shares [proposed to be increased to 3,000,000 shares] of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan, Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.

     2.3 Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers and key employees of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions are final and binding on all Participants.

     2.4 Eligibility and Limits. Stock Incentives may be granted only to officers, and key employees and consultants of the Company, or any Affiliate of the Company; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. In the case of incentive stock options, the aggregate Fair Market Value (determined as at the date an incentive stock option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the incentive stock option(s) which cause the limitation to be exceeded will be treated as nonqualified stock option(s).

                      SECTION 3 TERMS OF STOCK INCENTIVES

     3.1  Terms and Conditions of All Stock Incentives.

          (a) The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights in the following sentence. To the extent required under
     Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance based compensation, the maximum number of shares of Stock with respect to which Options or Stock Appreciation Rights may be granted during any one year period to any employee may not exceed 1,700,000. [proposed to be increased to 3,000,000].

          (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void.

          (c) The date a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

          (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

     3.2 Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an incentive stock option described in Code Section 422 or a non-qualified stock option, and the Option must be clearly identified as to its status as an incentive stock option or a non-qualified stock option. Incentive stock options may only be granted to employees of the Company or any Subsidiary. At the time any incentive stock option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company's stockholders.

          (a) Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the "Exercise Price") per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted with respect to an incentive stock option. With respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. The Exercise Price of an Option may be amended or modified after the grant of the Option, and an Option may be surrendered in consideration of or exchanged for a grant of a new Option having an Exercise Price below that of the Option which was surrendered or exchanged.

          (b) Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten
     (10) years after the date the Option is granted. Any incentive stock option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option must be as specified in the applicable Stock Incentive Agreement.

          (c) Payment. Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

           (i) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

             (ii)  in a cashless exercise through a broker; or

             (iii) by having a number of shares of Stock withheld, the Fair
                   Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a stockholder.

          (d) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the

     Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary.

          (e) Termination of Incentive Stock Option. With respect to an incentive Stock option, in the event of termination of employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the incentive stock option will be a nonqualified option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), termination of employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

          (f) Serial Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

     3.3 Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

          (a) Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

     3.4 Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair

Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

     3.5 Terms and Conditions of Dividend Equivalent Right. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

          (a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.

     3.6 Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, the performance factors applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

          (a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

     3.7 Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Phantom Share awards containing performance criteria may be designated as Performance Share Awards.

          (a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

          (b) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.

     3.8 Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's Termination of Employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                        SECTION 4 RESTRICTIONS ON STOCK

     4.1 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant's name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the Custodian"). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive program, with full power and authority in the Participant's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must provide in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

     4.2 Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

                          SECTION 5 GENERAL PROVISIONS

     5.1 Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding tax in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     5.2  Changes in Capitalization: Merger: Liquidation.

          (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option and the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Phantom Share and Stock Appreciation Right pertains must be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

          (b) In the event of a merger, consolidation or other reorganization of the Company or tender offer for shares of Stock, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested portion of the award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive.

          (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

     5.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

     5.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder must be construed in such manner as to effectuate that intent.

     5.5 Right to Terminate Employment. Nothing in the Plan or in any Stock Incentive confers upon any Participant the right to continue as an employee or officer of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant's employment at any time.

     5.6 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Participant, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

     5.7 Restrictions on Delivery and Sale of Shares: Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

     5.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     5.9 Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

     5.10 Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

     5.11 Choice of Law. The laws of the State of Maryland govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

     5.12 Effective Date of Plan. The Plan shall become effective April 17, 1997, subject, however, to the approval of the Plan by the Company's shareholders. Stock Incentives granted hereunder prior to such approval shall be conditioned Upon such approval. Unless Such approval is obtained within one year after the effective date of this Plan and any Stock Incentives awarded hereunder shall become void thereafter.

                                          ZMAX CORPORATION
                                          By: /s/ Michael C. Higgins
                                          Michael C. Higgins
                                          President

                                        PROXY
                                   ZMAX CORPORATION
                                20251 CENTURY BOULEVARD
                              GERMANTOWN, MARYLAND 20874

     This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of ZMAX Corporation (the "Company"), a Delaware corporation, on
May 21, 1999, 10:00 a.m., local time.

     The undersigned appoints each of Michael C. Higgins and Melvin A. McCubbin as a proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock, par value $.001 per share, of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held May 21, 1999, or at any adjournment thereof, with all powers the undersigned would have if personally present.

            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

                                ------------------------------------------------
                                WHEN PROXY IS OKAYED PLEASE SIGN & DATE IT ABOVE



                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                ZMAX CORPORATION

                                  MAY 21, 1999

             \/ PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED \/

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

(1) To Elect Directors        FOR all nominees   / /     WITHHOLD AUTHORITY       / /
                              listed at right            to vote for all nominees
                              (except as marked          listed at right
                              to the contrary
                              below)

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

NOMINEES: Steve L. Komar

          James T. McCubbin

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the space provided below.)

----------------------------------------------------------------------------

(2) Proposal to amend the 1997 Stock Incentive Plan to increase by 1,300,000 shares the number of shares of the Company's Common Stock authorized for possible issuance under such plan.

    FOR  / /                    AGAINST  / /                   ABSTAIN  / /

(3) Proposal to ratify the selection of Arthur Andersen LLP as the independent accountants for the Company for the current fiscal year.

    FOR  / /                    AGAINST  / /                   ABSTAIN  / /

(4) In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

    FOR  / /                    AGAINST  / /                   ABSTAIN  / /

THE SHARES WILL BE VOTED AS DIRECTED ABOVE, AND WITH RESPECT TO OTHER MATTERS OF BUSINESS PROPERLY BEFORE THE MEETING AS THE PROXIES SHALL DECIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


Signature(s)____________________________              Date______________, 1999

(NOTE: Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign.)